For immediate release

MILLER ENERGY HOLDS ANNUAL SHAREHOLDERS MEETING

KNOXVILLE, TN - (April 17, 2014). Miller Energy Resources, Inc. (NYSE: MILL) announced today that its shareholders have voted to elect eight directors to the company’s Board of Directors, ratify the selection of KPMG LLP as the company's independent registered public accounting firm, approve a proposed amendment to the company’s 2011 Equity Compensation Plan, approve the company’s executive compensation on an advisory basis, and voted to hold future advisory votes on executive compensation every three years. The final results of the voting were tallied and announced at the company’s annual meeting of shareholders held Wednesday, April 16, 2014.

Shareholders had the opportunity to discuss the company’s direction, operations, future plans, and to provide general feedback directly to Miller’s Board of Directors.

“Miller shareholders are clearly passionate about the company, as evidenced by today’s healthy discourse. It is our common belief that there is exceptional value here and I am excited to see it fully realized. To that end, I am committed to playing a meaningful role,” said Dr. Bob G. Gower, who was elected as Miller’s Lead Independent Director by the Miller’s Board of Directors later that same day.

Dr. Gower, the Founder and current Chairman of Ensysce Biosciences, Inc., has more than 50 years of business and senior management experience across a range of industries, including energy, chemical, and technology. He is the former Chief Executive Officer of Lyondell Petrochemical Company and serves on the Board of Directors of Kirby Corporation.

“We are a stronger company than we have ever been and we expect Fiscal 2015 will see continued value creation,” said Scott M. Boruff, Miller’s CEO. “We believe all the necessary pieces are in place: access to favorable financing, promising drilling targets, greater wellbore diversification, and a favorable Alaskan tax environment.”

At the meeting, shareholders elected the following directors for a one-year term:

•	Deloy Miller - Executive Chairman of the Board of Miller Energy Resources

•	Scott M. Boruff - CEO of Miller Energy Resources

•	Dr. Bob G. Gower - Founder and Chairman of Ensysce Biosciences, Inc.

•	Gerald E. Hannahs - Private Investor

•	Joseph T. Leary - CFO at Tarpon Operating & Development, LLC

•	William B. Richardson - Former Governor of New Mexico and Former Secretary of Energy under President Clinton

•	Marceau N. Schlumberger - Founder and Principal at Coral Reef Capital

•	Charles M. Stivers - Charles M. Stivers, C.P.A.

About Miller Energy Resources
Miller Energy Resources, Inc. is an oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America. Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Mississippian Lime and the Chattanooga Shale. Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Huntsville, Tennessee. The company’s common stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information
Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the potential for Miller Energy to experience additional operating losses; high debt costs under its existing senior credit facility; potential limitations imposed by debt covenants under its senior credit facility on its growth and ability to meet business objectives; the need to enhance management, systems, accounting, controls and reporting performance; uncertainties related to the filing of its Form 10-K for 2011; litigation risks; its ability to perform under the terms of its oil and gas leases, and exploration licenses with the Alaska DNR, including meeting the funding or work commitments of those agreements; its ability to successfully acquire, integrate and exploit new productive assets in the future; its ability to recover proved undeveloped reserves and convert probable and possible reserves to proved reserves; risks associated with the hedging of commodity prices; its dependence on third party transportation facilities; concentration risk in the market for the oil we produce in Alaska; the impact of natural disasters on its Cook Inlet Basin operations; adverse effects of the national and global economic downturns on our profitability; the imprecise nature of its reserve estimates; drilling risks; fluctuating oil and gas prices and the impact on results from operations; the need to discover or acquire new reserves in the future to avoid declines in production; differences between the present value of cash flows from proved reserves and the market value of those reserves; the existence within the industry of risks that may be uninsurable; constraints on production and costs of compliance that may arise from current and future environmental, FERC and other statutes, rules and regulations at the state and federal level; the impact that future legislation could have on access to tax incentives currently enjoyed by Miller; that no dividends may be paid on its common stock for some time; cashless exercise provisions of outstanding warrants; market overhang related to restricted securities and outstanding options, and warrants; the impact of non-cash gains and losses from derivative accounting on future financial results; and risks to non-affiliate shareholders arising from the substantial ownership positions of affiliates. Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller Energy Resources, Inc.’s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2013. Miller Energy Resources, Inc.’s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site

(www.sec.gov). All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

Derek Gradwell
MZ Group
SVP, Natural Resources
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.com